EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned director and/or officer of Anixter International Inc., a Delaware corporation (the "Corporation"), which is about to file an annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, on Form 10-K, hereby constitutes and appoints Ted Dosch and Ilaria Mocciaro, and each of them as his or her true and lawful attorney-in-fact and agent, with full power and all capacities, to sign the Corporation’s Form 10-K and any and all amendments thereto, and any other documents in connection therewith, to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact agents or their substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand and seal as of the 22nd day of February, 2018.

/s/ Lord James Blyth	/s/ Melvyn N. Klein
Lord James Blyth	Melvyn N. Klein

/s/ Frederic F. Brace	/s/ George Muñoz
Frederic F. Brace	George Muñoz

/s/ Linda Walker Bynoe	/s/ Scott R. Peppet
Linda Walker Bynoe	Scott R. Peppet

/s/ Robert J. Eck	/s/ Stuart M. Sloan
Robert J. Eck	Stuart M. Sloan

/s/ Robert W. Grubbs	/s/ Valarie L. Sheppard
Robert W. Grubbs	Valarie L. Sheppard

/s/ F. Philip Handy	/s/ Samuel Zell
F. Philip Handy	Samuel Zell